Exhibit 99.1

Date:	6 December 2017

To:	Each person set out in Appendix A (“Party A”)

From:	EC ASSETS MANAGEMENT LIMITED (“Party B”); and

CLEANTECH SOLUTIONS INTERNATIONAL, INC. (“CLNT”)

Dear Sirs,

Share Swap – the issued share capital of Brighten Int’l Holdings Limited (“Brighten”) in exchange for shares and promissory notes of CLNT to be made between Party A, Party B and CLNT (together the “Parties”, and each a “Party”).

The purpose of this letter (this “Letter”) is to confirm that the Parties have agreed to swap shares in the following manner:

1.	Party A shall transfer or allocate, or arrange to be transferred or allocated, with full legal title, free of any rights, interest or any other encumbrances, the Relevant Percentage (set out next to the relevant Party A in Appendix A) of the issued share capital of Brighten as at the date of completion of this transaction, valued at the Relevant Amount (set out next to the relevant Party A in Appendix A) (based on the Relevant Number of (set out next to the relevant Party A in Appendix A) ordinary voting shares (the “Brighten Shares”) of Brighten and the price of the USD32.25 per Brighten Share (the “Initial Price”)), to Party B, a wholly owned subsidiary of CLNT, on or before the Completion Date (as defined in Clause 2), and Party A shall execute all documents and do everything necessary to ensure that Party B will own the full legal and beneficial title to the Relevant Percentage of the Brighten Shares.

2.	Party B and CLNT shall issue and allocate, or arrange to be issued and allocated, with full legal title, free of any rights, interest or any other encumbrances, (i) such number of ordinary voting shares of CLNT (the “CLNT Shares”), which are based on the Relevant CLNT Percentage (set out next to the relevant Party A in Appendix A) of the issued share capital of CLNT as at the date of the Letter and the average closing price of US$5.6387 per CLNT Share as quoted on the NASDAQ stock exchange for the past five consecutive trading days ended 4 December 2017 (United States time), and (ii) a 5 year interest free promissory note (the “Promissory Note”) in a principal amount of the Relevant CLNT Amount (set out next to the relevant Party A in Appendix A) to be issued by CLNT, to Party A on or before 31 March 2018 (or such later date as CLNT is required to fulfil the relevant laws, regulations and rules in the United States of America for the transaction) (the “Completion Date”), and Party B and CLNT shall, or shall arrange for the relevant persons to, execute all documents and do everything necessary to ensure that Party A will own the full legal and beneficial title to the CLNT Shares and the Promissory Note. The consideration for the Relevant Percentage of Brighten Shares payable by Party B under Clause 1 shall be set off in full against the consideration for the CLNT Shares and the Promissory Note.

3.	Party B and CLNT hereby, jointly and severally, agree and undertake to Party A, that:

a.	after the Completion Date, CLNT will, as and when required by Party A, raise funds for the existing and new business and the operation costs including salaries and rental expenses of Brighten (in the form of a 5 year interest free promissory note issued by Brighten to CLNT) through investors introduced by Party A, provided that the number of shares to be issued by CLNT for each fund raising shall be less than 20% of the issued share capital of CLNT at the relevant time; and

b.	with respect to the CLNT Shares to Party A, the closing price of CLNT Shares, on at least one NASDAQ Stock Exchange trading day in the 4 month period (the “Relevant Period”) immediately after such CLNT Shares become freely tradeable on the NASDAQ Stock Exchange (after the restricted period or otherwise, if any) shall be at least 1.3 times of the placement price (being the price of such CLNT Shares placed or issued to Party A) of such CLNT Shares (the “Repurchase Price”). Otherwise, Party B and CLNT shall, jointly and severally, repurchase such CLNT Shares at the Repurchase Price within the 5 business days after the Relevant Period ends.

4.	a. For the avoidance of doubt, each person set out in Appendix A shall be deemed to enter into a separate letter agreement with Party B and CLNT. The obligations of each Party A under this Letter and/or a definitive agreement to be entered into by the Parties (the “Definitive Agreement”) shall be several but not joint.

b.       Unless Party A shall sell a total of 51% of the issued share capital of Brighten to Party B simultaneously on or before the Completion Date, Party B shall not be required to acquire any Brighten Share and CLNT shall not be required to issue or allot any CLNT Shares or issue the Promissory Note to Party A.

5.	Each of Party B and CLNT jointly and severally undertakes to Party A that it will not and will procure that its agents, officers, employees and advisers will not, at any time after the date of this letter agreement, without the prior written consent of Party A or save as required by law or any rule of any relevant stock exchange body, disclose any information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of Brighten and/or its subsidiaries supplied to Party B, CLNT, their respective, agents officers, employees or advisers by Party A, to any third party (other than those of its agents, officers, employees or advisers as are necessarily required in the course of their duties to receive and acquire such documents, information and/or knowledge under the same duty of confidentiality). For the avoidance of doubt, CLNT shall make announcement(s) in respect of this Letter in accordance with the relevant rules, regulations and laws in the United States of America.

6.	Party A undertakes to Party B and CLNT that it will not and will procure that its agents, officers, employees and advisers will not, at any time after the date of this letter agreement, without the prior written consent of Party B or save as required by law or any rule of any relevant stock exchange body, disclose any information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of Party B and/or CLNT supplied to Part A, their respective, agents officers, employees or advisers by Party B and/or CLNT, to any third party (other than those of its agents, officers, employees or advisers as are necessarily required in the course of their duties to receive and acquire such documents, information and/or knowledge under the same duty of confidentiality). For the avoidance of doubt, Styland Holdings Limited, the holding company of Ever-Long Holdings Limited, shall make announcement(s) in respect of this Letter in accordance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

7.	None of the parties may assign or transfer any of their rights or obligations under this Letter without the written consent of the Parties.

The obligations of the Parties to consummate the transactions contemplated under this letter agreement (the “Transactions”) are subject to (a) the satisfactory completion of legal and financial due diligence on Brighten and its subsidiaries, provided that such due diligence exercise shall not cause material adverse disruption to the daily business operations of Brighten and its subsidiaries, (b) fulfillment of all necessary consents, approvals, permits and/or authorisations by each Party with respect to the Transactions, and (c) within 45 days from the date of this Letter (or such other date as shall be agreed by the Parties), entry into the Definitive Agreement in relation to the Transactions satisfactory to each Party. If any of the (a) and (b) conditions set out above is not satisfied on or before the Completion Date (or such later date as all the Party may agree in writing), this letter shall cease and terminate (save and except confidentiality obligations imposed on the Parties which shall continue to have full force and effect) and neither party shall have any obligations and liabilities hereunder and neither party shall take any action to claim for damages or to enforce specific performance or any other rights and remedies save for any antecedent breaches of the terms hereof.

This Letter shall be governed by, and construed in accordance with, the laws of Hong Kong and the Parties submit to the non-exclusive jurisdiction of the Hong Kong courts.

Each Party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Letter and all documents incidental or relating to the Transactions.

Unless expressly provided to the contrary in this Letter, a person who is not a party to this Letter shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623, Laws of Hong Kong) to enforce any of the terms of this Agreement, and whether so provided in this Letter or not, no consent of third party is required for the amendment to (including the waiver or compromise of any obligation), rescission of or termination of this Letter.

Yours faithfully,

Executed

for and on behalf of

EC ASSETS MANAGEMENT LIMITED

/s/ Sharing Economy Limited
Sharing Economy Investment Limited DIRECTOR

Executed

for and on behalf of

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

/s/ Tak Yin Yip
Tak Yin Yip CHIEF OPERATING OFFICER

We hereby acknowledge and agree to the terms contained in this Letter.

DATED: 6 December 2017

Executed

for and on behalf of

EVER-LONG HOLDINGS LIMITED

/s/ Mak Kit Ping
Mak Kit Ping Director

Executed

/s/ Woo Peter Ping
Woo Peter Ping

Executed

/s/ So Han Meng Julian
So Han Meng, Julian

Appendix A

Party A	Relevant Percentage	Relevant Amount in USD	Relevant Number	Relevant CLNT Percentage	Relevant CLNT Amount USD	Relevant CLNT Number

Ever-Long Holdings Limited	28.05	9,046,125.00	280,500	10.725	7,569,169	261,932

Woo Peter Ping	11.475	3,700,687.50	114,750	4.3875	3,096,478	107,154

So Han Meng, Julian	11.475	3,700,687.50	114,750	4.3875	3,096,478	107,154